EXHIBIT 10.2

                                   FORM OF
                               SPECIAL ADDENDUM
                                      TO
                            STOCK OPTION AGREEMENT


     The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement dated ____________ (the "Option Agreement") by and between Advanced Tissue Sciences, Inc. (the "Corporation") and _______________ ("Optionee") evidencing the stock option (the "Option") granted on such date to Optionee to purchase ______ shares of the Corporation's common stock (the "Option Shares") under the terms of the Corporation's 1992 Stock Option/Stock Issuance Plan (or the Corporation's predecessor Stock Option and Appreciation Plan), and such provisions shall be effective immediately.

                 PART ONE -- SPECIAL ACCELERATION PROVISIONS

     1. Should there occur an Involuntary Termination of Optionee's employment with the Corporation (or any successor entity) within twelve (12) months following a Corporate Transaction in which the Option is assumed or replaced, then the Option (or replacement grant), to the extent outstanding at the time but not otherwise fully exercisable for all the Option Shares, shall automatically accelerate so that the Option shall immediately become exercisable for all the Option Shares at the time subject to the Option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock or other vested securities. The Option shall remain so exercisable until the earlier of (i) the specified expiration date of the option term or (ii) the sooner termination of the Option in accordance with the provisions of the Option Agreement applicable to the Optionee's cessation of employment or service with the Corporation.

     2. The exercisability of the Option shall automatically accelerate upon the occurrence of a Change in Control, and the Option, to the extent outstanding at the time but not otherwise fully exercisable for all the Option Shares, shall immediately become exercisable for all the Option Shares at the time subject to the Option and may be exercised for any or all of those shares as fully vested shares of Common Stock or other vested securities. The Option shall remain so exercisable until the earlier of (i) the specified expiration date of the option term or (ii) the sooner termination of the Option in accordance with the provisions of the Option Agreement applicable to the Optionee's cessation of employment or service with the Corporation.

     3. Notwithstanding the provisions of Paragraphs 1 and 2 above, the number of Option Shares as to which the Option shall accelerate upon an Involuntary Termination following a Corporate Transaction or upon a Change in Control may be subject to reduction, in accordance with the provisions of Part Two of this Addendum, if full acceleration of this Option would otherwise, when added to the present value of certain other payments in the nature of compensation which become due and payable to Optionee in connection with the Corporate Transaction or Change in Control, result in the payment to Optionee of an excess parachute payment under Internal Revenue Code Section 280G(b). The determination of any such excess parachute payment shall be made by the Plan Administrator in accordance with the guidelines set forth in Part Two of this Addendum, and such determination shall be final, binding and conclusive.

     4. For purposes of this Addendum, the following definitions shall be in effect:

         A CHANGE IN CONTROL shall be deemed to occur in the event of a change in ownership or control of the Corporation effected through either of the following transactions:

         (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Corporation's Board of Directors (the "Board") does not recommend such stockholders to accept, or

         (ii) a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

         A CORPORATE TRANSACTION shall be deemed to occur in the event of any of the following stockholder-approved transactions to which the Corporation is a party:

         (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those immediately prior to such transaction; or

         (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation, or


         An INVOLUNTARY TERMINATION shall mean the termination of Optionee's employment with the Corporation (or any successor entity) by reason of:

         (i) Optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

         (ii) Optionee's voluntary resignation following (A) any change in Optionee's title, position, authority or responsibilities (including reporting responsibilities) which represents an adverse change from his/her title, position, authority or responsibilities (including reporting responsibilities) in effect immediately prior to the Change in Control, the assignment to Optionee of any material duties or responsibilities inconsistent with his/her title, position, authority or responsibilities in effect immediately prior to the Change in Control, or any removal of Optionee from, or failure to appoint or reelect him/her to, any position or title he/she held immediately prior to the Change in Control, including membership on the Board of Directors, except to the extent any such changes are attributable to the Optionee's disability, retirement, death or for Misconduct; (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs); or (C) a relocation of Optionee's place of employment outside of San Diego County, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

         MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any successor entity) or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any successor entity) in a material manner.


             PART TWO -- DETERMINATION OF SECTION 280G LIMITATION

     1. The following definitional provisions are to be utilized in making all determinations and calculations with respect to any parachute payments to which Optionee may be entitled in connection with a Corporate Transaction or Change in Control:

         ACTUAL AVERAGE COMPENSATION shall mean Optionee's average W-2 wages and other compensation received from the Corporation for the five (5) calendar years (or such fewer number of actual calendar years of employment with the Corporation) completed immediately prior to the calendar year in which the Corporate Transaction or Change in Control is effected. Any W-2 wages or other compensation for a partial year of employment with the Corporation shall be annualized, in accordance with the frequency with which such wages are paid during such partial year, before inclusion within Actual Average Compensation. If any of Optionee's compensation from the Corporation during such five
(5)-year or shorter period was not included in Optionee's W-2 wages for U.S. income tax purposes, either because Optionee was not a U.S. citizen or resident or because such compensation was excludable from income as foreign earned income under Code Section 911 or as pre-tax income under Code Section 125 or 402(g), then such compensation shall nevertheless be included in Actual Average Compensation to the same extent as if it were part of Optionee's W-2 wages.

         CODE shall mean the Internal Revenue Code of 1986, as periodically amended.

         FAIR MARKET VALUE shall mean, with respect to any shares of the Corporation's Common Stock subject to any accelerated Option, the closing selling price per share on the date in question on the NASDAQ National Market. If there is no reported selling price on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         OPTION shall mean this Option and any other option held by Optionee under the Corporation's 1992 Stock Option/Stock Issuance Plan, or any successor plan (collectively the "1992 Plan") or the Corporation's predecessor Stock Option and Appreciation Plan (the "Predecessor Plan") and outstanding at the time of the Corporate Transaction or Change in Control.

         OPTION PARACHUTE PAYMENT shall mean, with respect to each Option (or installment thereof) which is accelerated under the 1992 Plan or the Predecessor Plan upon the Optionee's Involuntary Termination following a Corporate Transaction or upon a Change in Control, the portion of that Option deemed to be a parachute payment under Code Section 280G and the Treasury Regulations issued thereunder. The portion of such Option which is categorized as an Option Parachute Payment shall be calculated in accordance with the valuation provisions established under Code Section 280G and the applicable Treasury Regulations and shall include an appropriate dollar adjustment to reflect the lapse of Optionee's obligation to remain in the Corporation's employment as a condition to the vesting of the accelerated installment. In no event, however, shall the Option Parachute Payment attributable to any Option (or accelerated installment) exceed the spread (the excess of the Fair Market Value of the accelerated option shares over the option exercise price payable for those shares).

         OTHER PARACHUTE PAYMENTS shall mean any payments in the nature of compensation (other than the Option Parachute Payments) to which Optionee may become entitled in connection with the Corporate Transaction or Change in Control, whether payable at that time or upon Optionee's subsequent termination of employment with the Corporation, and which accordingly qualify as parachute payments within the meaning of Code Section 280G(b)(2) and the Treasury Regulations issued thereunder.

         PRESENT VALUE shall mean the value, determined as of the effective date of the Corporate Transaction or Change in Control, of any payment in the nature of compensation which Optionee becomes entitled to receive from the Corporation in connection therewith, including (without limitation) the aggregate Option Parachute Payment attributable to the Options held by Optionee and all Other Parachute Payments to which Optionee is entitled. The Present Value of any such payment which is not otherwise due and payable at the time of the Corporate Transaction or Change in Control shall be determined in accordance with the provisions of Code Section 280G(d)(4), utilizing a discount rate equal to one hundred twenty percent (120%) of the applicable Federal rate in effect at the time of such determination, compounded semi-annually to the effective date of the Corporate Transaction or Change in Control.

     2. The number of Option Shares as to which this Option shall accelerate upon an Involuntary Termination following a Corporate Transaction or upon a Change in Control shall, in accordance with the order of priority established in Paragraph 5, be reduced to the extent necessary to assure that the aggregate Option Parachute Payment and all Other Parachute Payments to which Optionee may become entitled in connection with such Corporate Transaction or Change in Control does not exceed the greater of the following two amounts:

         (i)  Optionee's Actual Average Compensation multiplied by 2.99, or

         (ii) the greatest after-tax dollar amount payable to Optionee as Option Parachute Payments and Other Parachute Payments after taking into account the excise tax liability Optionee will incur under Code Section 280G in connection with those payments.

     3. In the event there is any dispute with Optionee as to whether one or more payments to which Optionee may become entitled in connection with a Corporate Transaction or Change in Control constitute Option Parachute Payments or Other Parachute Payments, such dispute shall be resolved as follows:

         - In the event temporary, proposed or final Treasury Regulations in effect at the time under Code Section 280G (or applicable judicial decisions) specifically address the status of any such payment or the method of valuation therefor, the characterization afforded to such payment by the Regulations
(or such decisions) shall, together with the applicable valuation methodology, be controlling.

         - In the event the Regulations (or applicable judicial decisions) do not address the status of any payment in dispute, the matter shall be submitted for resolution to independent counsel mutually acceptable to the Corporation and Optionee ("Independent Counsel"). The resolution reached by Independent Counsel shall be final and controlling; provided, however, that if in the judgment of Independent Counsel the status of the payment in dispute can be resolved through the obtainment of a private letter ruling from the Internal Revenue Service, a formal and proper request for such ruling shall be prepared and submitted by Independent Counsel, and the determination made by the Internal Revenue Service in the issued ruling shall
be controlling.   All expenses incurred in connection with the retention of
Independent Counsel and (if applicable) the preparation and submission of the ruling request shall be shared equally by the Corporation and Optionee.

         - In the event the Regulations (or applicable judicial decisions) do not address the appropriate valuation methodology for any payment in dispute, the value thereof shall, at the Independent Counsel's election, be determined through an independent third-party appraisal, and the expenses incurred in obtaining such appraisal shall be shared equally by the Corporation and Optionee.

     4. If the existence of one or more payments is in dispute under Paragraph 3, Optionee shall be permitted to exercise this Option or any other Option at any time prior to the expiration or sooner termination of the option term; provided all securities purchased under such Options shall, together with the exercise price paid for those securities, be held in escrow by the Corporation. To the extent such purchased securities are held in escrow, Optionee shall have the right to (i) direct the sale of such shares, provided the sale proceeds are immediately deposited in escrow, (ii) exercise all voting rights with respect to such securities and (iii) receive dividends declared on such securities, provided such dividends are immediately deposited in escrow.

      5. Once any required determinations under Paragraph 3 have been made, then to the extent the aggregate Option Parachute Payment attributable to the Options which would otherwise accelerate upon Optionee's Involuntary Termination following a Corporate Transaction or upon a Change in Control would, when added to the Other Parachute Payments to which Optionee is entitled, exceed the applicable Paragraph 2 limitation, the number of Option Shares for which Options are to be accelerated shall be reduced in the following order of priority:

         First, those Options which would otherwise generate the highest Option Parachute Payments upon their acceleration shall not accelerate.

         Then, to the extent one or more Options may have been exercised on an accelerated basis, those exercises shall be rescinded (with the Options generating the highest Option Parachute Payments to be the first to be rescinded) by refunding to Optionee the exercise price paid for the purchased securities and returning those securities (plus any cash dividends paid thereon) to the Corporation. To the extent the securities purchased under the accelerated Options shall have been sold while held in escrow, the sale proceeds attributable to those securities shall be allocated as follows: first an amount not to exceed the exercise price paid for such securities shall be refunded to Optionee, and then the balance of the proceeds (together with any cash dividends paid on those securities) shall be returned to the Corporation.

         To the extent any Options do not accelerate upon a Change in Control by reason of the limitations in effect under this Special Addendum, those Option shall remain outstanding and continue to become exercisable for the remaining option shares in accordance with the normal exercise/vesting schedule in effect for each such Option, until the earlier of (i) the expiration date of the option term or (ii) the sooner termination of such Option in accordance with the terms of the applicable option agreement.

     Except as modified and supplemented by this Special Addendum, all the terms and conditions of the Option Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, Advanced Tissue Sciences, Inc. has caused this Addendum to be executed by its duly-authorized officer, and Optionee has executed this Addendum, all as of the Effective Date specified below.


                                           ADVANCED TISSUE SCIENCES, INC.

                                           By:
                                               ---------------------------

                                           Title:
                                                 -------------------------



                                           -------------------------------
                                           OPTIONEE


EFFECTIVE DATE:_______________, 1996